Exhibit 99.1

Wayside Technology Group Reports Second Quarter 2020 Results

Net Sales up 12% to $56.6 Million Despite Industry Challenges from COVID-19

Working Capital Improvements Drive Cash Position up 3x to $45.0 Million

Eatontown, NJ – August 12, 2020 – Wayside Technology Group, Inc. (NASDAQ: WSTG) (“Wayside” or the “Company”), an IT channel company providing innovative sales and distribution solutions, is reporting financial results for the second quarter ended June 30, 2020.

The second quarter includes the results of operations from the acquisition of Interwork Technologies Inc., effective May 1, 2020. More information is available in the Company’s quarterly report filed on form 10-Q with the Securities and Exchange Commission.

Second Quarter 2020 Summary vs. Same Year-Ago Quarter (excl. balance sheet items)

●	Net sales increased 12% to $56.6 million compared to $50.7 million.
●	Gross profit was $7.1 million compared to $7.8 million.
●	Net income was $0.6 million or $0.13 per share, compared to $1.9 million or $0.41 per share.
●	Adjusted EBITDA (a non-GAAP financial measure defined below) was $2.1 million compared to $2.7 million.
●	At June 30, 2020, cash and cash equivalents increased significantly to $45.0 million compared to $15.0 million at December 31, 2019. The Company remains debt-free.

Management Commentary

“We continued to serve as a vital partner to our vendors during the second quarter despite the many COVID-19 related uncertainties we all faced,” said Dale Foster, CEO of Wayside. “During the quarter, we experienced softness in volumes with a few key vendors, which impacted margins and profitability. However, we still managed to increase sales by 12%, driven by both our acquisition of Interwork as well as driving growth with other vendors in our line card, which speaks to the investments we have made over the past 18 months to diversify our revenue streams.

“During the quarter, we also implemented an ‘early pay discount program’ with one of our large customers that has materially improved our working capital position, leaving us at quarter end with a cash balance of $45 million. This was completed in exchange for a concession of approximately $0.3 million of gross profit per quarter going forward. We believe this exchange significantly enhances our position to continue investing in our business to accelerate growth and profitability over the long term.

“Despite COVID-19 disruptions across our industry, we continued to make progress in improving our market position as a sales-driven organization. Our integration of Interwork is progressing very well and even exceeding expectations in certain areas, and we are well underway in leveraging their vendor relationships to grow our network.

“Further, in May we rebranded our core Lifeboat Distribution business to Climb Channel Solutions, which better reflects our focus on emerging data center, cloud and security products, all of which are experiencing strong momentum in this new remote work and stay-at-home environment. We believe this name change will improve our outreach to disruptive technology vendors that can generate growth for years to come. As we continue to navigate this new environment, we remain committed to supporting our vendors and customers while building upon our resilient operational foundation.”

Dividend

Subsequent to the quarter, on August 4, 2020, Wayside’s board of directors declared a quarterly dividend of $0.17 per share of its common stock payable on August 28, 2020 to shareholders of record on August 24, 2020.

Second Quarter 2020 Financial Results

Net sales in the second quarter of 2020 increased 12% to $56.6 million compared to $50.7 million for the same period in 2019. Segment net sales for Climb Channel Solutions (formerly Lifeboat Distribution) in the second quarter increased 15% to $54.2 million compared to $47.3 million, and TechXtend segment net sales for the second quarter were $2.4 million compared to $3.4 million.

Adjusted gross billings (a non-GAAP financial measure defined below) in the second quarter of 2020 increased 11% to $158.7 million compared to $142.6 million for the same period last year.

Gross profit in the second quarter of 2020 was $7.1 million compared to $7.8 million for the same period in 2019. The decrease was driven by lower volumes among a few key vendors and an additional $0.3 million impact related to the implementation of an early-pay discount program for a large customer. There were also approximately $0.4 million of non-recurring benefits related to vendor discounts and marketing event income realized in the second quarter of 2019 that did not occur in 2020.

Total selling, general, and administrative (“SG&A”) expenses in the second quarter of 2020 were $6.4 million compared to $5.6 million in the same period in 2019. The increase was driven by costs related to the settlement with the North & Webster Group regarding their unsolicited proposal and director nominees, as well as costs related to the Company’s Interwork acquisition, both of which are discussed in detail in the company’s first quarter update. As a percentage of net sales, SG&A increased 20 basis points to 11.2% compared to 11.0% in Q2 2019.

Net income in the second quarter of 2020 was $0.6 million or $0.13 per diluted share, compared to $1.9 million or $0.41 per diluted share for the same period of 2019. The decrease was driven by costs related to the N&W settlement and Interwork acquisition. Net income excluding costs related to the N&W settlement and Interwork acquisition was $1.2 million or $0.28 per share, compared to $1.9 million or $0.41 per share in the second quarter of 2019.

The initial allocation of the purchase price of Interwork Technologies was based on preliminary information and is subject to adjustment during a one-year measurement period. This may include adjustments to intangible asset values, amortization and deferred taxes. More information is available in the Company’s quarterly report filed on Form 10-Q with the Securities and Exchange Commission.

Adjusted EBITDA in the second quarter of 2020 was $2.1 million compared to $2.7 million in the year-ago period.

Effective margin, which is defined as adjusted EBITDA (a non-GAAP financial measure defined below) as a percentage of gross profit, was 29.3% compared to 34.9% in the prior year period.

Cash and cash equivalents increased to $45.0 million at June 30, 2020, compared to $15.0 million at December 31, 2019. The increase in cash was primarily driven by the early-pay discount program with one of the Company’s large customers. The Company remained debt free at both June 30, 2020 and December 31, 2019, with no borrowings outstanding under its $20 million credit facility.

Conference Call

Wayside Technology Group will conduct a conference call today at 5:00 p.m. Eastern time to discuss its results for the second quarter ended June 30, 2020.

Wayside management will host the conference call, followed by a question and answer period.

Date: Wednesday, August 12, 2020

Time: 5:00 p.m. Eastern time

Toll-free dial-in number: (844) 683-0552

Conference ID: 1266578

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 1-949-574-3860.

The conference call will be broadcast live and available for replay here and via webcast in the investor relations section of the company’s website at www.waysidetechnology.com.

About Wayside Technology Group

Wayside Technology Group, Inc. (NASDAQ: WSTG) is an IT channel company and parent of Climb Channel Solutions, an international value-added distributor for Emerging Technology Vendors with solutions for Security, Data Management, Connectivity, Storage & HCI, Virtualization & Cloud and Software & ALM. Climb provides vendors access to thousands of VARs, MSPs, CSPs and other resellers. Climb holds an IT-70 GSA contract vehicle that provides resellers and vendors with a competitive edge within the Public Sector.

Additional information can be found by visiting www.waysidetechnology.com.

Non-GAAP Financial Measures

We use non-GAAP financial measures, including adjusted gross billings, net income excluding separation expenses, net of taxes, and adjusted EBITDA as supplemental measures of the performance of our business. Our use of these financial measures has limitations and you should not consider them in isolation or use them as substitutes for analysis of our financial results under generally accepted accounting principles in the United States of America (“U.S. GAAP”). The attached tables provide a reconciliation of each non-GAAP financial measure to the most nearly comparable measure under U.S. GAAP.

Forward-Looking Statements

All statements in this release other than statements of historical facts are forward-looking statements that involve certain risks and uncertainties. These risk and uncertainties include, without limitation, the continued acceptance of the Company’s distribution channel by vendors and customers, the timely availability and acceptance of new products, product mix, market conditions, contribution of key vendor relationships and support programs, as well as factors that affect the software industry in general and other factors. Currently, one of the most significant factors, however, is the potential adverse effect of the current pandemic of the novel coronavirus, or COVID-19, on the Company, the global economy and financial markets. The extent to which COVID-19 impacts the Company will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, including the impact on our reseller partners and the end customer markets they serve, among others. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in our filings with the Securities and Exchange Commission.

Company Contact

Michael Vesey

Chief Financial Officer

1-732-389-0932

michael.vesey@waysidetechnology.com

Investor Relations Contact

Sean Mansouri, CFA or Cody Slach

Gateway Investor Relations

1-949-574-3860

WSTG@gatewayir.com

WAYSIDE TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Amounts in thousands, except share and per share amounts)

	June 30,	December 31,
	2020	2019

ASSETS
Current assets
Cash and cash equivalents	$45,031	$14,984
Accounts receivable, net of allowances of $840 and $765, respectively	74,760	100,987
Inventory, net	2,088	2,760
Vendor prepayments	317	100
Prepaid expenses and other current assets	2,564	2,718
Total current assets	124,760	121,549

Equipment and leasehold improvements, net	1,113	1,215
Goodwill	3,901	—
Other intangibles, net	3,826	—
Right-of-use assets, net	1,746	1,792
Accounts receivable long-term	442	1,358
Other assets	126	111
Deferred income tax assets	235	256
Total assets	$136,149	$126,281

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$90,670	$78,364
Lease liability, current portion	448	383
Total current liabilities	91,118	78,747

Lease liability, net of current portion	2,032	2,189
Non-current liabilities	863	89
Deferred income tax liabilities	378	—
Total liabilities	94,391	81,025

Stockholders’ equity
Common Stock, $.01 par value; 10,000,000 shares authorized; 5,284,500 shares issued: 4,351,473 and 4,505,693 shares outstanding, respectively	53	53
Additional paid-in capital	31,382	32,874
Treasury stock, at cost, 933,027 and 778,807 shares, respectively	(14,885)	(13,256)
Retained earnings	26,617	26,715
Accumulated other comprehensive loss	(1,409)	(1,130)
Total stockholders’ equity	41,758	45,256
Total liabilities and stockholders’ equity	$136,149	$126,281

WAYSIDE TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

( Amounts in thousands, except per share data)

	Six months ended		Three months ended
	June 30,		June 30,
	2020	2019	2020	2019

Net sales
Climb Channel Solutions segment	$111,479	$87,376	$54,213	$47,320
TechXtend segment	7,727	8,158	2,373	3,356
Total net sales	119,206	95,534	56,586	50,676

Cost of sales
Climb Channel Solutions segment	97,673	74,054	47,570	40,196
TechXtend segment	6,254	6,427	1,902	2,661
Total Cost of sales	103,927	80,481	49,472	42,857

Gross profit
Climb Channel Solutions segment	13,806	13,322	6,643	7,124
TechXtend segment	1,473	1,731	471	695
Total gross profit	15,279	15,053	7,114	7,819

Selling, general and administrative expenses
Selling costs	6,088	5,847	2,989	2,926
Legal and financial advisory expenses - unsolicited bid and related matters	1,833	-	509	-
Acquisition related costs	638	-	235	-
Other general and administrative expenses	5,024	5,241	2,623	2,646
Total selling, general and administrative expenses	13,583	11,088	6,356	5,572

Income from operations	1,696	3,965	758	2,247

Interest, net	86	298	24	129
Foreign currency transaction gain	276	91	161	29
Income before provision for income taxes	2,058	4,354	943	2,405
Provision for income taxes	641	1,035	362	548

Net income	$1,417	$3,319	$581	$1,857

Income per common share - Basic	$0.31	$0.74	$0.13	$0.41
Income per common share - Diluted	$0.31	$0.74	$0.13	$0.41

Weighted average common shares outstanding - Basic	4,351	4,408	4,255	4,412
Weighted average common shares outstanding - Diluted	4,351	4,408	4,255	4,412

Dividends paid per common share	$0.34	$0.34	$0.17	0.17

Reconciliation of GAAP and Non-GAAP Financial Measures (unaudited)

(Amounts in thousands, except per share data)

The table below presents net sales reconciled to adjusted gross billings (Non-GAAP):

	Six months ended		Three months ended
	June 30,		June 30,
	2020	2019	2020	2019
Adjusted Gross Billings (Non-GAAP) (1)

Net sales	$119,206	$95,534	$56,586	$50,676
Costs of sales related to Software – security and highly interdependent with support and maintenance, support or other services	212,632	188,927	102,152	91,918
Adjusted gross billings (Non-GAAP)	$331,838	$284,461	$158,738	$142,594

(1)We define adjusted gross billings as net sales in accordance with US GAAP, adjusted for the cost of sales related to Software – security and highly interdependent with support and maintenance, support and other services. We provided a reconciliation of adjusted gross billings to net sales, which is the most directly comparable US GAAP measure. We use adjusted gross billings of product and services as a supplemental measure of our performance to gain insight into the volume of business generated by our business, and to analyze the changes to our accounts receivable and accounts payable. Our use of adjusted gross billings of product and services as analytical tools has limitations, and you should not consider them in isolation or as substitutes for analysis of our financial results as reported under US GAAP. In addition, other companies, including companies in our industry, might calculate adjusted gross billings of product and services or similarly titled measures differently, which may reduce their usefulness as comparative measures.

The tables below present net income reconciled to net income excluding legal and financial advisory expenses – unsolicited bid and related matters, net of taxes and acquisition related costs (Non-GAAP) (2), net income reconciled to adjusted EBITDA (3) and calculation of return on invested capital (4):

	Six months ended		Three months ended
	June 30,		June 30,
	2020	2019	2020	2019
Net income reconciled to net income excluding legal and financial advisory expenses - unsolicited bid and related matters, net of taxes and acquisition related costs (Non-GAAP):

Net income	$1,417	$3,319	$581	$1,857
Legal and financial advisory expenses - unsolicited bid and related matters, net of taxes	1,375	-	382	-
Acquisition related costs	638	-	235	-
Net income excluding legal and financial advisory expenses - unsolicited bid and related matters, net of taxes and acquisition related costs	$3,430	3,319	$1,198	$1,857

Net income excluding legal and financial advisory expenses - unsolicited bid and related matters, net of taxes and acquisition related costs per common share - diluted	$0.79	$0.75	$0.28	$0.41

(2)We define net income excluding legal and financial advisory expenses - unsolicited bid and related matters, net of taxes and acquisition related costs, as net income, plus legal and financial advisory expenses - unsolicited bid and related matters and acquisition related costs, less the income tax benefit attributable to the legal and financial advisory expenses - unsolicited bid and related matters. We provided a reconciliation of net income excluding legal and financial advisory expenses - unsolicited bid and related matters, net of taxes and acquisition related costs, to net income, which is the most directly comparable U.S. GAAP measures. We use net income excluding legal and financial advisory expenses - unsolicited bid and related matters, net of taxes and acquisition related costs as supplemental measures of our performance to gain insight into comparison of our businesses profitability when compared to the prior year. Our use of net income excluding legal and financial advisory expenses - unsolicited bid and related matters, net of taxes and acquisition related costs has limitations, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. In addition, other companies, including companies in our industry, might calculate legal and financial advisory expenses - unsolicited bid and related matters, acquisition related costs, legal and financial advisory expenses - unsolicited bid and related matters, net of taxes, or similarly titled measures differently, which may reduce their usefulness as comparative measures.

	Six months ended		Three months ended
	June 30,		June 30,
	2020	2019	2020	2019
Net income reconciled to adjusted EBITDA:

Net income	$1,417	$3,319	$581	$1,857
Provision for income taxes	641	1,035	362	548
Depreciation and amortization	239	261	143	126
Interest expense	41	40	24	32
EBITDA	2,338	4,655	1,110	2,563
Share-based compensation	400	334	233	169
Legal and financial advisory expenses - unsolicited bid and related matters	1,833	-	509	-
Acquisition related costs	638	-	235	-
Adjusted EBITDA	$5,209	$4,989	$2,087	$2,732

(3)We define adjusted EBITDA, as net income, plus provision for income taxes, depreciation, amortization, share-based compensation, interest, legal and financial advisory expenses – unsolicited bid and related matters and acquisition related costs. We define effective margin as adjusted EBITDA as a percentage of gross profit. We provided a reconciliation of adjusted EBITDA to net income, which is the most directly comparable US GAAP measure. We use adjusted EBITDA as a supplemental measure of our performance to gain insight into our businesses profitability when compared to the prior year and our competitors. Adjusted EBITDA is also a component to our financial covenants in our credit facility. Our use of adjusted EBITDA has limitations, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under US GAAP. In addition, other companies, including companies in our industry, might calculate adjusted EBITDA, or similarly titled measures differently, which may reduce their usefulness as comparative measures.

The following represents the components of interest, net:

	Six months ended		Three months ended
	June 30,		June 30,
	2020	2019	2020	2019
Components of interest, net

Amortization of discount on accounts receivable with extended payment terms	$(108)	$(287)	$(46)	$(134)
Interest income	(19)	(51)	(2)	(27)
Interest expense	41	40	24	32
Interest, net	$(86)	$(298)	$(24)	$(129)